     As filed with the Securities and Exchange Commission on April 24, 2001
                                                      Registration No. 333-53054

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           PRE-EFFECTIVE AMENDMENT #3
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                          MICROWARE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                     IOWA                                  42-1073916
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification Number)

               1500 NORTHWEST 118TH STREET, DES MOINES, IOWA 50325
                                 (515) 223-8000


   --------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                KENNETH B. KAPLAN
                          MICROWARE SYSTEMS CORPORATION
                           1500 NORTHWEST 118TH STREET
                             DES MOINES, IOWA 50325
                                 (515) 223-8000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Arthur Don, Esq.
                              D'Ancona & Pflaum LLC
                         111 E. Wacker Drive, Ste. 2800
                             Chicago, Illinois 60601
                                 (312) 602-2000
                               FAX (312) 602-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

================================================================================
                       [Registration Cover Page Continued]

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



-------------------------------------------------------------------------------------------------------------
                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Title of securities to    Amount to be           Proposed maximum      Proposed maximum      Amount of
be registered             registered             offering price per    aggregate offering    Registration fee
                                                 share                 price
-------------------------------------------------------------------------------------------------------------
Common Stock              4,210,152              $0.7000 (4)           $2,947,106               $736.78(5)

                          See notes(1) (2)
-------------------------------------------------------------------------------------------------------------
Common Stock                808,591(3)           $0.35 (3)             $283,007(3)              $70.75(5)

-------------------------------------------------------------------------------------------------------------
Total Securities to be    5,018,743                                    $3,230,113               $807.53(5)
Registered and
Registration Fee
-------------------------------------------------------------------------------------------------------------



     (1) Pursuant to the terms of a securities purchase agreement, the number of shares to be registered represents two hundred percent (200%) of the following: (a) 1,555,076 shares issuable upon conversion of the first tranche of the convertible debenture, a portion of the first tranche which is currently held by one of the selling shareholders; calculated by dividing the principal amount of the remaining portion of the first tranche of the convertible debenture

($720,000) by the conversion price (estimated to be $0.463/share for purposes of this Registration Statement), and (b) 550,000 shares issuable upon the exercise of warrants. This Registration Statement registers those shares related to the principal amount of the first tranche of the convertible debenture and warrants; no shares are registered which relate to interest accruing on the convertible debenture. The second tranche of the convertible debenture will be registered on a subsequently filed registration statement.


     (2) This Registration Statement also relates to such indeterminate number of additional shares of common stock as may be issuable as a result of stock dividends, stock splits, reclassifications and other changes affecting the common stock of the registrant. Notwithstanding the foregoing, this Registration Statement does not include any additional shares issuable upon conversion of the remaining first tranche of the convertible debenture resulting from decreases in the market price of the common stock. If market conditions cause the number of shares issuable upon conversion of the remaining convertible debenture to exceed the number of shares to be registered under this Registration Statement, an additional registration statement will be filed to register such shares.


     (3) On January 16, 2001, 808,591 shares of common stock were issued pursuant to the conversion of $280,000 of the convertible debenture plus accrued interest at a conversion price of $0.35.


     (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933, based on the average of the high and low prices per share of the common stock as reported on NASDAQ on March 29, 2001.



     (5) A fee of $2,338.92 was paid to the Securities and Exchange Commission on December 29, 2000 via wire transfer. Accordingly, no further fee payment is required.



     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             ----------------------

                                   PROSPECTUS

                             ----------------------



                               5,018,743 SHARES OF
                                 COMMON STOCK OF
                          MICROWARE SYSTEMS CORPORATION



     The selling shareholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to a maximum of 5,018,743 shares of common stock of Microware Systems Corporation. These shares of common stock may be offered by the selling shareholders:


     o in transactions on the NASDAQ National Market or such other markets on which we may from time to time list our shares of common stock

     o    in privately negotiated transactions

     o    through a combination of these methods

     This prospectus is part of a registration statement that we are filing at this time to fulfill our contractual obligations with the selling shareholders.

     We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.


     Our common stock is listed on the NASDAQ National Market under the symbol "MWAR." On April 20, 2001, the closing price for our common stock on the NASDAQ National Market was $0.720/share.



     You should carefully read the section named "Risk Factors" beginning on page five of this prospectus before investing in our common stock.


     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.


                SUBJECT TO COMPLETION, DATED APRIL 24, 2001

                                TABLE OF CONTENTS


     Incorporation by Reference...............................................2
     Prospectus Summary.......................................................3
     Risk Factors.............................................................5
     Use Of Proceeds.........................................................10
     Selling Shareholders....................................................10
     Plan of Distribution....................................................13
     Legal Matters...........................................................15
     Experts ................................................................15
     Forward-Looking Statements..............................................15
     Where You Can Find More Information About Us............................16


                             ----------------------

                           INCORPORATION BY REFERENCE

     The United States Securities and Exchange Commission (the "Commission") allows us to incorporate by reference information filed with it, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information that we file with the Commission in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We are incorporating by reference into this prospectus:

o our Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as amended under Form 10-K/A filed on July 19, 2000

o    our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

o    our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

o    our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000

o the description of our common stock on Form 8-A filed March 14, 1996, including any amendment or report filed for the purpose of updating such description

o any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares are sold.

     Upon your request, we will furnish to you at no charge a copy of any documents incorporated by reference. Requests should be addressed to 1500 Northwest 118th Street, Des Moines, Iowa 50325, or by telephoning us at (515) 223-8000, Attn: Beth E. Law.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with any different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of the prospectus or those documents.

                               PROSPECTUS SUMMARY

MICROWARE SYSTEMS CORPORATION

     We develop, market and support sophisticated real-time operating system software and development tools for the traditional embedded systems, communications, and consumer products markets. Our product line is built around the OS-9 real-time operating system, which was first introduced in 1980 and has been continually refined to incorporate advances in technology. OS-9 is a real-time operating system targeted at "embedded systems" - computers dedicated to specialized tasks embedded within application-specific industrial or computer products. We market our products through our sales forces in North America, Europe and Japan.

     Our business is focused on developing and marketing OS-9 for use in traditional embedded systems, including industrial automation, transportation, medical, and government/military systems; communications infrastructure products, including networking equipment, ATM, ISDN, digital subscriber loop, Ethernet and fast Ethernet, and custom connectivity applications; and higher volume embedded systems for consumer and business uses, such as digital television decoders, advanced wireless telephones and pagers, point-of-sale equipment, workforce automation devices, in-car navigation systems and Internet appliances.

     Our principal executive office is 1500 Northwest 118th Street, Des Moines, Iowa 50325, and our telephone number is (515) 223-8000.


     Additional information regarding us, including our audited financial statements and a more detailed description of our business, is contained in the documents incorporated by reference in this prospectus. See "Incorporation by reference" and "Where you can find more information about us" on pages two and fifteen, respectively.


THE OFFERING


     On November 28, 2000, we entered into a securities purchase agreement with Elder Court, LLC ("Elder Court"). Under the terms of the agreement, we issued to Elder Court an 8% convertible debenture in the aggregate principal amount of $2 million. This convertible debenture is convertible into the number of shares of our common stock equal to the lower of $0.69 or 80% of the average market price of the common stock of any three non-consecutive trading days during the 20 trading days prior to conversion.

     The purchase price for the debenture is payable and is funded in two separate closings: the first $1 million principal amount of the convertible debenture was payable at the closing on November 28, 2000 [the "first tranche"]. The second closing for the remaining $1,000,000 principal amount of the convertible debenture [the "second tranche"] will occur immediately after the effective date of this Registration Statement.

     This Registration Statement only registers the underlying shares of common stock related to the first tranche of the convertible debenture and those warrants that we issued on the first closing date that occurred on November 28, 2000. A separate registration statement will be filed to register those shares of our common stock related to the second tranche of the convertible debenture. In no event will we register shares related to the interest accruing on the convertible debenture. This Registration Statement only registers the common stock which underlies the first tranche of the convertible debenture in the amount of one million dollars ($1,000,000).

     Upon the closing of the first tranche of the convertible debenture, we issued to Elder Court a warrant to purchase 500,000 shares of common stock. In connection with the issuance and closing of the convertible debenture, we also issued to Roth Capital Partners, Inc. a warrant to purchase 45,000 shares of common stock, and a warrant to Carbon Mesa Partners, LLC to purchase 5,000 shares of common stock. The shares of common stock issuable upon conversion of the first tranche of the convertible debenture and the exercise of the above described warrants may be sold under this prospectus.

     On January 16, 2001, Elder Court converted $280,000 of the first tranche of the convertible debenture in exchange for 808,591 shares of common stock. No shares of common stock were issued prior to the filing of the Registration Statement on December 29, 2000.



     We are registering a maximum of 5,018,743 shares of our common stock to be offered for sale by the selling shareholders described in this prospectus. This Registration Statement does not register the common stock relating to the second tranche of the convertible debenture. Those shares offered by the selling shareholders in this prospectus consist of the following:



     o 1,555,076 shares of common stock issuable upon the conversion of the $720,000 remaining principal amount on the first tranche of the convertible debenture at $0.463 per share (the "Convertible Debenture Shares"). We are registering on this Registration Statement 200% of the shares representing Convertible Debenture Shares (3,110,152 shares) issuable to the selling shareholders.

     o 550,000 shares of common stock issuable upon exercise of warrants at an exercise price of $0.50 per share (the "Warrants"). We are registering on this Registration Statement 200% of the shares representing the Warrants (1,100,000 shares) issuable to the selling shareholders.

     o 808,591 shares of common stock which were issued to Elder Court on January 16, 2001 upon the conversion of $280,000 of the first tranche of the convertible debenture at $0.35 per share.


     Although we are registering 5,018,743 shares of the common stock which are covered by this prospectus, registration of the common stock does not necessarily mean that the selling shareholders will sell all or any portion of the common stock. Furthermore, although we have the right to draw down an additional $1 million representing the second tranche of the convertible debenture after the effective date of this registration statement of which this prospectus is a part, we have no obligation to do so.


     We will not receive any proceeds if the selling shareholders decide to sell any of the common stock offered under this prospectus.

                                  RISK FACTORS

     BEFORE YOU PURCHASE SHARES OF OUR COMMON STOCK FROM THE SELLING SHAREHOLDERS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS IN MAKING SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 14.

WE HAVE EXPERIENCED OPERATING LOSSES WHICH MAY CONTINUE IN THE FUTURE AND OUR OPERATING RESULTS HAVE VARIED SUBSTANTIALLY FROM QUARTER TO QUARTER.

     We have experienced significant operating losses for the past four fiscal years. While we have taken a number of measures to increase our revenues, decrease our operating expenses, and attain profitability, it is uncertain that these measures will be successful or that we will become profitable. In addition, our revenues and operating results have varied substantially from quarter to quarter, remain difficult to foresee due to the nature of the embedded systems market and our business, and should not be relied upon as an indication of future performance.

WE HAVE INVESTED IN EMERGING MARKETS WHICH MAY NOT RESULT IN REVENUES OR
EARNINGS.

     We have invested substantial resources in the development of emerging markets, in particular the digital television and wireless and Internet communications devices markets. While we have achieved a substantial number of licenses from Original Equipment Manufacturers (OEMs) in these markets and a number of the devices are currently in commercial deployment, these markets remain at an early stage and are increasingly competitive, and it is therefore uncertain that we will receive substantial revenues or earnings from products or services in these markets.

     We have continued our focus on the traditional embedded systems business in an effort to decrease the variability of our quarterly operating results and attain profitability. The traditional embedded systems business is diverse and increasingly competitive, and it is uncertain that we will be able to substantially increase our revenues from that particular market.

     The communications infrastructure device market is highly fragmented, very competitive, and technically demanding. While we believe the technological sophistication and openness of our product architecture for the market will allow us to establish a substantial revenue base in the communications infrastructure market, it is uncertain that we will be able to do so.

WE MAY BE UNABLE TO KEEP PACE WITH OUR COMPETITORS AND THE RAPID CHANGES IN TECHNOLOGY.

     The embedded systems markets are highly diverse and do not have established technology standards. A majority of embedded operating systems and applications are developed in-house by OEMs, and no single processor platform accounts for a majority or even a substantial minority of the embedded systems under development. Moreover, the market is increasingly competitive, with a number of industry-leading companies with substantially greater financial and technical resources than us devoting substantial resources to the development of a significant market share in the embedded systems business. While we try to support the industry-leading 32-bit microprocessors which we believe represent the best market opportunities, and to offer the best possible array of incremental software functionalities, it is uncertain that our current products will meet the demands of the market in an environment of increasing competition and rapid technological changes.

WE MAY EXPERIENCE DELAYS IN PRODUCT DEVELOPMENT AND TRANSITIONS.

     We have experienced delays in software development in the past and we may experience similar delays in the future. Such delays, which can occur because of resource constraints, unforeseen technological obstacles within or outside our control, and changes in market requirements, can have a material adverse effect on our business.

THERE IS SUBSTANTIAL COMPETITION IN ALL OF OUR TARGETED MARKETS.

     There is substantial competition in all of our targeted markets. Many of our traditional competitors have grown substantially as a result of successful exploitation of growth in the embedded systems market, and in some cases have expanded their businesses in a manner which competes more directly with us. Wind River Systems Incorporated is a strong competitor in all of the embedded operating system markets. Microsoft Corporation has devoted substantial resources to the development of the embedded operating system business with its Windows CE product, which is attempting to capture a significant market share in the handheld computer market. Sun Microsystems, Inc. has developed an embedded operating system product called JavaOS which it markets together with its Java technology, and has made a number of business and technology acquisitions in the past fiscal years related to the development of its embedded systems business.

     As a result, we may be unable to successfully attain new market share or even maintain our existing market share in this increasingly competitive market.

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

     Our future performance depends to a significant degree upon the continued contributions of our key management, product development, marketing and sales personnel, many of whom have joined us recently. We have experienced significant turnover in personnel during the past few fiscal years. Our ability to execute our market strategy will depend to a large degree upon our ability to integrate new personnel into the Company. Competition for qualified personnel throughout the software industry is intense and it is uncertain that we will be successful in attracting and retaining such personnel.

WE DEPEND ON OUR INTERNATIONAL OPERATIONS WHICH INVOLVE CERTAIN RISKS.

     In recent years, we received at least 50% of our total revenue from sales outside North America, and this trend is anticipated to continue in the future. This dependence on international operations subjects us to certain risks, including tariffs and other barriers, difficulty in staffing and managing foreign subsidiary operations, difficulty in managing distributors and resellers, difficulty in accounts receivable collection, foreign currency exposure and adverse tax consequences. We are also subject to the risks associated with the imposition of protective import or export legislation and regulations by the United States or other countries. We cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented on our products in the future. These factors and/or the adoption of restrictive policies may have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON OUR PROPRIETARY TECHNOLOGY.

     Because substantially all of our revenues are derived from OS-9, a real-time operating system targeted at embedded systems, and related products, any impairment of OS-9 could have a material adverse impact on our business. Our business is therefore dependent on the adequacy of our intellectual property protection through patents, copyrights, trade secrets, and license agreements; the adequacy and continued availability of our licenses of integrated technology from third parties; and the absence of any material technology litigation related to our products.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE SHARES OF PREFERRED STOCK.

     Our Board of Directors has the authority to issue, without vote or action of stockholders, shares of preferred stock, including fixing the rights, preferences, privileges and restrictions of any such series. Such preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of common stock. Additionally, the selling shareholders have certain rights to participate in future issuances of preferred stock, if any.

WE HAVE ISSUED CERTAIN CONVERTIBLE DEBT, WARRANTS AND OPTIONS.

     We have issued or have an obligation to issue:

TO THE SELLING SHAREHOLDERS:


     o 3,714,903 shares of common stock issuable upon the conversion of $1,720,000 of the aggregate remaining convertible debenture at $0.463 per share, which represents the first and second tranches including:
          1,555,076 shares of common stock issuable upon the conversion of $720,000, representing the remainder of the first tranche of the convertible debenture; and 2,159,827 shares of common stock issuable upon the conversion of the remaining $1,000,000 of the convertible debenture, representing the second tranche of the convertible debenture.


     o 550,000 shares of common stock issuable upon exercise of warrants at an exercise price of $0.50 per share

     o 808,591 shares of common stock which were issued to Elder Court on January 16, 2001 upon the conversion of $280,000 of the convertible debenture

TO ELLIOTT ASSOCIATES, L.P.  AND WESTGATE INTERNATIONAL, L.P.:

     o stock options to purchase 618,595 shares of common stock at an exercise price of $4.8497 per share

     o warrants to purchase 87,500 shares of common stock at an exercise price of $5.3116 per share

TO MOTOROLA:

     o warrants to acquire 1,803,728 shares of common stock for $10.81 per share as may be adjusted, of which warrants to purchase 554,992 shares have terminated and warrants to purchase 1,248,736 shares are currently exercisable

TO THE PRIVATE EQUITY INVESTORS:


     In December, 2000, we entered into a private equity credit agreement with Elder Court. Under the terms of the agreement, we have the right to issue and sell to Elder Court up to 17,647,059 shares of our common stock, representing $10 million in aggregate principal. Pursuant to the private equity credit agreement, we also issued a warrant to Elder Court to purchase an additional 1,400,000 shares of common stock, a warrant to Roth Capital Partners, Inc. to purchase 126,000 shares of common stock, a warrant to Anthony Soich to purchase 54,000 shares of common stock, and a warrant to Carbon Mesa Partners, LLC to purchase 20,000 shares of common stock. We issued the warrants to Roth Capital Partners, Mr. Soich, and Carbon Mesa Partners for arranging the Elder Court private equity financing transaction. The warrants issued in connection with the private equity credit agreement are exercisable at a price of $0.66 per share, and expire on December 15, 2005.


     We are obligated to issue and sell to Elder Court, to avoid penalties under the private equity credit agreement, 3,184,713 shares of our common stock representing a minimum $1.5 million draw down of the equity credit agreement. The number of shares of common stock that we issue under the private equity credit agreement, each time we exercise our right to sell such shares, is based on the dollar amount that we request and the average of the three lowest bid prices for our common stock during the ten trading days after the day that we give notice that we are exercising our right, less a 15% discount. In addition, for each 10,000 shares of common stock we issue and sell pursuant to the private equity credit agreement, we will issue one warrant to Elder Court to purchase an additional 1,000 shares, and one warrant to Roth Capital to purchase 100 additional shares of our common stock. We issued these warrants as a financing incentive for the private equity financing transaction. These warrants bear an exercise price per share of common stock equal to 105% of the market price as of the date of delivery of written notice to Elder Court setting forth the amount that we intend to draw. These warrants are immediately exercisable and expire five years from the date of issuance.


     Although we are subject to contractual obligations, there are no assurances that we will exercise the private equity credit agreement and receive additional funding from Elder Court. We are obligated by our contract with Elder Court to register with the Commission for resale the shares underlying the private equity and warrant arrangements described above. The staff of the Commission has provided interpretative advice regarding private equity financing agreements. The existing staff interpretations could require that we restructure our contractual registration obligations relating to the private equity credit agreement, and there can be no assurance that such restructuring can be arranged. The staff may not approve registration of the shares underlying the private equity financing agreements.

     The selling stockholders, through their rights to the additional Convertible Debenture Shares and Warrants in the first tranche of Convertible Debenture, have the opportunity to profit from a rise in the market price of our common stock, thus resulting in a possible dilution in the interest of other security holders. Similarly, Elliott Associates, L.P.; Westgate International, L.P.; Motorola; the Private Equity Investors; and the selling shareholders through their rights to the additional convertible debenture shares in the second tranche, also have the opportunity to profit from a rise in the market price of our common stock, thus resulting in further dilution of the interest of other security holders. In addition, we have issued and will continue to issue substantial stock options to employees and directors.


     Our ability to obtain additional capital might be adversely affected as long as these convertible securities and the private equity line remain unexercised. Moreover, the holders of such convertible securities may exercise such securities at a time when we may be able to obtain capital by a new offering of our securities on terms more favorable than the terms under which the existing warrants or options are exercisable.

THE CONVERTIBLE DEBENTURE SHARES COULD LEAD TO SIGNIFICANT DILUTION OF THE PER SHARE VALUE OF THE COMMON STOCK AND DEPRESS MARKET PRICES.


     The total number of shares of common stock which we may issue to Elder Court, upon the conversion of the remaining first tranche of the convertible debenture, is based on a formula which is related to the market price of the common stock just prior to the time of conversion. Thus, the conversion of the remaining first tranche of the convertible debt could significantly dilute the per share value of the common stock held by the current investors. More specifically, the lower the average of the lowest closing bid prices of the common stock as recorded on NASDAQ and reported by the Bloomberg financial network or an alternative source for a certain number of days during a defined period of time prior to the conversion date, the greater the number of shares of common stock that can be issued to Elder Court and the greater the risk of dilution to other investors. There is no minimum average closing price that fixes the maximum number of shares issuable upon conversion of the remaining first tranche of the convertible debenture.

     Additionally, a low exercise or conversion price or the perceived risk of dilution may cause Elder Court or other shareholders to convert the remaining first tranche of the convertible debenture and/or immediately sell the common shares, thereby contributing to a downward movement in the stock price of the common stock. This risk of significant dilution of the per share value of the common stock is also present with the additional issuance of common stock shares related to the second tranche of the convertible debenture and the private equity credit agreement.


     Similarly, the downward pressure on the trading price of the common stock could encourage the selling shareholders and other shareholders to engage in short sales of the common stock, which would further contribute to the downward movement of the stock price of the common stock. The assumption of a "worst-case scenario," such as a 75% decline in the market price of the common stock, could lead to the issuance of up to 9,696,017 shares of common stock relating to shares and warrants issued with the first tranche of the convertible debenture. Please see the Plan of Distribution section of this prospectus for a more detailed analysis.


     This Registration Statement does not include any additional shares issuable upon conversion of the remaining convertible debenture, relating to the first and second tranches, resulting from decreases in the market price of the common stock. If market conditions cause the number of shares issuable upon conversion of the remaining convertible debenture, relating to the first and second tranches, to exceed the number of shares to be registered under this Registration Statement, an additional registration statement will be filed to register such shares.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock sold by the selling shareholders.

                              SELLING SHAREHOLDERS


     The following selling shareholders own or beneficially own as of March 29, 2001 and may offer hereby the number of shares of common stock set forth opposite their respective names in the table below (assuming the exercise or conversion of all of the Convertible Debenture Shares and Warrants held by or to be issued to such holders into shares of common stock as of the date of this prospectus, without regard to restrictions on ownership percentage applicable to said securities, and based on the assumptions and estimates described herein, including those set forth in footnote (1) to this table).

     The shares may be offered from time to time by the selling shareholders named below or their nominees. The selling shareholders are under no obligation to sell all or any portion of the shares pursuant to this prospectus. The staff of the Commission has provided interpretative advice regarding the characterization of the selling shareholders in the offerings. Accordingly, the selling shareholders, as investors in the convertible debenture and warrant offerings, are considered underwriters, pursuant to the staff's interpretations.

     This prospectus relates to the 808,591 shares of common stock currently owned by the selling shareholders as a result of the conversion on January 16, 2001, and 200% of the shares of common stock issuable to the selling shareholders upon exercise or conversion of the first tranche of the Convertible Debenture Shares and Warrants (without regard to restrictions on ownership percentage applicable to said securities).

     To the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities. The information in the table concerning the selling shareholders is based on information provided to, or known by, the Company, except for the assumed conversion ratio and purchase price of shares of common stock issuable under the terms of the first tranche of the convertible debenture and warrants related to the private equity credit agreement, which is based solely on the assumptions discussed or referenced in footnote (1) to the table. Information concerning the selling shareholders may change from time to time after the date of this prospectus.



Name of                                 Shares Held       Shares Offered         Beneficial
Selling                                  Prior to           Pursuant to           Ownership
Shareholder                           Offering (1)(2)     Offering (1)(2)     After Offering (3)
-----------                           ---------------     ---------------     ------------------
[A] Elder Court, LLC                     4,263,667           2,863,667           1,400,000
[B] Roth Capital Partners, Inc.            171,000              45,000             126,000
[C] Carbon Mesa Partners, LLC               25,000               5,000              20,000
[D] Anthony Soich                           54,000              - 0 -               54,000


[A] Elder Court, LLC, a Cayman Islands limited liability company, is a private investment company whose manager is Navigator Management. David Simms is the sole director of Navigator Management.


[B] Roth Capital Partners, Inc., a California corporation, is a private investment corporation whose president is Byron Roth. Roth Capital is a registered broker-dealer.


[C] Carbon Mesa Partners, LLC, a Nevada limited liability company, is a private investment company whose manager is Michael S. Rosenblum.


[D] Anthony Soich is a managing director and a registered representative of Roth Capital Partners, Inc.


(1) Other than the shares offered upon the exercise of the outstanding Warrants described in footnote (2) below, the beneficial ownership and Shares Offered data represent:


     (a) 808,591 shares of common stock previously issued to Elder Court pursuant to the conversion of $280,000 of the convertible debenture; and


     (b) 1,555,076 shares of common stock estimated to be issuable upon the conversion of the remaining convertible debt representing the first tranche, which is currently owned by Elder Court, using a price of $0.463 to determine the number of shares of common stock issuable, and without regard to restrictions on ownership percentage applicable to the securities.


     (c) This table does not represent the issuance of any shares related to the private equity agreement, the interest accrued on the first or second tranche of the convertible debenture, or the second tranche of the convertible debenture.


     The actual number of shares of common stock that are offered under this prospectus is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which we cannot predict at this time, including, among others, application of the exercise and conversion provisions based on market prices prevailing at the actual date of exercise or conversion. This presentation is not intended to constitute a prediction as to the future market price of the common stock.

(2) This table assumes that an aggregate of 550,000 shares of common stock (subject to adjustments) are issuable upon the exercise of the Warrants to purchase shares of common stock at an exercise price of $0.50 per share (subject to adjustments).

(3) While this table assumes that all shares of common stock will be sold by the selling shareholders after the effective date of this Registration Statement, the selling shareholders are assumed to beneficially own the underlying shares related to the warrants that we are contractually obligated to issue for the private equity credit agreement.

     The selling shareholders will receive all of the proceeds from the sale of the shares offered hereby. We will not receive any proceeds from the sale of such shares. However, 550,000 shares offered hereby are issuable upon the exercise of the outstanding Warrants to purchase shares of common stock (subject to adjustments). If all of the Warrants were exercised by the selling shareholders, we estimate that we would receive gross cash proceeds of approximately $275,000 in the aggregate (assuming none of the Warrants were exercised pursuant to the cashless exercise provisions contained therein). The Warrant Holders have the right to exercise their Warrants by delivering shares of common stock as payment, pursuant to the terms of the Warrants.

     The Company will bear the expenses of this offering. No selling shareholder has held any position or office with the Company. No selling shareholder has any other material relationship with the Company.


     Elder Court, a selling shareholder, was initially introduced to us in October 2000 by Roth Capital Partners, Inc. ("Roth"), a registered broker-dealer. Prior to such initial introduction, we had no relationship of any nature with Elder Court. Mr. Soich is a registered representative of Roth.


     Carbon Mesa Partners ("Carbon Mesa") introduced Elder Court, the selling shareholder, to Roth Capital. The manager of Carbon Mesa is Michael S. Rosenblum. Mr. Rosenblum is also an attorney and, through the Law Offices of Michael Rosenblum, provided legal services to certain selling shareholders involving the transactions between Elder Court and Microware Systems Corporation, including legal services involving the negotiation of the transaction and review of disclosure documents. Carbon Mesa, however, had no investment banking or securities broker/dealer functions in connection with the structuring of the Elder Court/Microware transaction, and, among other matters, specifically did not participate in securities negotiation, document preparation, the marketing of any securities, or any similar advice or functions. Following Carbon Mesa's introduction of Elder Court to Roth, Carbon Mesa did not participate in the transaction, and in particular, Carbon Mesa did not (A) participate in document preparation or, to our knowledge, marketing of the securities purchased by the selling stockholder, (B) to our knowledge, conduct due diligence, (C) perform services or analyses for us or, to our knowledge, the selling stockholder, or (D) give advice to us on how the transaction should be structured.


     Carbon Mesa is not registered as a broker-dealer. It may have been required to be registered as a broker-dealer with the Securities and Exchange Commission under the Securities and Exchange Act. Although Carbon Mesa has advised us that it was not required to be so registered, it is unclear whether Carbon Mesa was exempt from the broker-dealer registration requirements under the Securities Exchange Act since it received transaction-based compensation in the connection with our November and December 2000 sale of securities in the convertible debenture and private equity transactions.


     Section 28(b) of the Securities Exchange Act provides that every contract that is made in violation of, or the performance of which involves the violation of, any provision of the Securities Exchange Act or any rule or regulation under the Securities Exchange Act, is voidable by a nonviolating party or other person with standing to assert the claim. For example, in connection with an alleged Section 29(b) violation related to the foregoing transactions, Elder Court could seek to rescind its investment in us. In the event the transaction based compensation that Carbon Mesa received is construed to be a "finders fee", our obligation to pay a finders fee to Carbon Mesa may be voidable by us or by our shareholders in a derivative action. Additionally, we may be subject to regulatory action with respect to the finders fee. We believe that such claims would be without merit.

                              PLAN OF DISTRIBUTION


     Some of the maximum of 5,018,743 shares of our common stock being offered under this prospectus may be sold by the selling shareholders. These shares of our common stock have been included in the registration statement of which this prospectus forms a part.


     The following table illustrates the increasing number and percentage of shares of common stock that would be actually owned by all the selling shareholders, which would result from an increasingly discounted trading price of the common stock, assuming conversion of all of the first tranche of Convertible Debenture Shares at a conversion price equal to the following discounts from the average trading price of the common stock on March 29, 2001 (assuming for these purposes that the limitations on percentage ownership and other limitations contained in the terms of the convertible debenture, as described in footnote 3 to the table, did not exist).



--------------------------------------------------------------------------------------
     Discount        Conversion       Shares of Common     Percentage Owned by Selling
    Percentage        Price (1)        Stock Issued (2)      Shareholders Together (3)
--------------------------------------------------------------------------------------
        --             $0.700             1,000,058                   4.99%
--------------------------------------------------------------------------------------
        0%             $0.700             3,030,447                   13.7%
--------------------------------------------------------------------------------------
        25%            $0.525             3,771,066                   16.5%
--------------------------------------------------------------------------------------
        50%            $0.350             5,252,304                   21.6%
--------------------------------------------------------------------------------------
        75%            $0.175             9,696,017                   33.7%
--------------------------------------------------------------------------------------



     (1) The conversion price is based on discounts of the average of the high and low prices per share of the common stock as reported on NASDAQ on April 20, 2001, or a value of $0.700, and is calculated by multiplying the $0.700 value by
1.00 minus the appropriate discount percentage listed in the table above. The actual purchase prices and conversion prices will be based on the average of certain closing bid prices of the common stock, as recorded on NASDAQ, for certain days during a set time period prior to the exercise or conversion date. There is no minimum average closing price that fixes the maximum number of shares issuable upon conversion of the convertible debt or exercise of the put rights.


     (2) The shares of common stock issued is calculated by adding (1) the shares of common stock already held by the selling shareholders as a result of the conversion of part of the first tranche of the convertible debenture on January 16, 2001 (808,591 shares) to (2) the dollar value of the remaining first tranche of the convertible debenture ($720,000), divided by the conversion price. The number does not include any shares exercisable under the Warrants granted to the selling shareholders, the issuance of the shares relating to the private equity credit agreement, or the conversion of the second tranche of the convertible debenture.


     (3) The percentage owned by the selling shareholders is calculated by dividing the shares of common stock issued to the selling shareholders by the aggregate proforma number of shares each selling shareholder beneficially owns added to the shares of common stock outstanding as of April 20, 2001 (19,061,285 shares). The terms of the securities purchase agreement and the debenture, however, set the following limitations: (a) the number of shares of common stock that may be acquired by Elder Court upon conversion of the convertible debenture, when added to the total number of shares of common stock deemed beneficially owned by such holder and the holder's affiliates that would be aggregated for purposes of determining whether a group exists under Section 13(d) of the Securities Exchange Act of 1934, as amended, shall not exceed 4.99% of the total issued and outstanding shares of the common stock; and (b) the number of shares of common stock that may be acquired by Elder Court may not exceed 19.9% of the total outstanding shares. Thus, as illustrated in the table above, although the selling shareholders are able to acquire an increasing number of shares of common stock upon the conversion of the remaining first tranche of the convertible debenture at an increasingly discounted trading price of the common stock, the amount of shares acquired is limited pursuant to the terms of the securities purchase agreement and debenture.



     The maximum of 5,018,743 shares of our common stock being offered by the selling shareholders pursuant to this prospectus may be offered and sold from time to time on the NASDAQ Stock Exchange, or such other markets upon which we may list shares of our common stock, or in privately negotiated transactions, or otherwise. In addition, the selling shareholders may engage in short sales and other transactions in the common stock or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the common stock offered under this prospectus in connection with such transactions. The shares of our common stock may be sold by one or more of the following methods, without limitations:


     o block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers

     o face-to-face transactions between sellers and purchasers without a broker/dealer

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. These brokers and dealers and any other participating brokers and dealers may use this prospectus.

     In the event of a "distribution" of the shares, the selling shareholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M prohibits any stabilizing bid or stabilizing purchase for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

     We have entered into agreements with the selling shareholders to register the shares of common stock offered hereby under applicable federal and state securities laws. The agreements between the selling shareholders and us provide for cross-indemnification of the selling shareholders and us for losses, claims, damages, liabilities, costs and expenses arising under certain circumstances.

     To comply with certain states' securities laws, if applicable, the shares of common stock registered hereunder will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

     From time to time we may file supplements to this prospectus to reflect changes in the number of shares being offered.

                                  LEGAL MATTERS

     Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by D'Ancona & Pflaum LLC. Arthur Don, a member of D'Ancona & Pflaum LLC, is one of our directors.

                                     EXPERTS

     The audited financial statements as of March 31, 1999 and 2000, and each of the years in the three-year period ended March 31, 2000, incorporated by reference in this prospectus have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving such reports.


                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference, contains forward-looking statements. Words such as "expects", "anticipates", "intends", "believes", "plans", "seeks", "estimates" and similar expressions or variations of these words are intended to identify forward-looking statements, but are not the only means of identifying forward-looking statements in this prospectus. Additionally, statements that refer to our estimated or anticipated future results, sales or marketing strategies, new product development or performance or other non-historical facts are forward-looking and reflect our current perspective of existing information. Forward-looking statements are inherently subject to risks and uncertainties that cannot be predicted or quantified, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements depending on a variety of factors including our recent history of losses, the dilution and potential dilution relating to the preferred stock, options and warrants, the volume and timing of orders received during the quarter, our ability to successfully market our products, our ability to keep pace with our competition and with rapid technological change, our ability to manage turnover in our sales and marketing and other personnel and to attract and maintain personnel generally, as well as other risk factors mentioned throughout this prospectus and in our other filings with the Securities and Exchange Commission. Readers are urged not to place undue reliance on forward-looking statements and we disclaim any obligation to update any of the forward-looking statements contained in this prospectus to reflect any future events or developments.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We have filed a Registration Statement on Form S-3 relating to the securities offered by this prospectus with the Commission. This prospectus does not contain all of the information set forth in the Registration Statement and its accompanying exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; however, all material information with respect to these contracts and documents are disclosed in this prospectus. In each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement, each of those statements being qualified in all respects by the actual contract or other document.

     For further information with respect to us and the securities offered in this prospectus, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the Commission at:


     Room 1024, Judiciary Plaza
     450 Fifth Street, N.W.
     Washington, D.C.  20549

and will also be available for inspection and copying at the regional offices of the Commission located at:

     Citicorp Atrium Center and              and       7 World Trade Center
     500 West Madison Street, Suite 1400               New York, New York 10048
     Chicago, Illinois 60661

Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the Commission at:

     450 Fifth Street, N.W.
     Washington, D.C.  20549

This material may also be accessed electronically by means of the Commission's home page on the Internet at HTTP://WWW.SEC.GOV.

     We are governed by the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

     These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates or from us at 1500 Northwest 118th Street, Des Moines, Iowa (telephone: (515) 223-8000) Attn: Beth E. Law. We furnish our stockholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCORPORATED HEREIN OR BY REFERENCE OR CONTAINED IN A PROSPECTUS SUPPLEMENT. NEITHER WE NOR THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THE SELLING SHAREHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR INCORPORATED HEREIN BY REFERENCE, OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENTS.






                               5,018,743 shares of
                                 common stock of
                          Microware Systems Corporation

                  The date of this prospectus is April 24, 2001.








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, payable in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates: the total estimated fees set forth below shall be paid in full by the Company.

SEC Registration Fees......................... $  2,339
Accountants' Fees and Expenses................ $ 10,000
Legal Fees and Expenses....................... $ 75,000
Miscellaneous................................. $ 12,661
                                               --------
Total......................................... $100,000
                                               ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sections 851 and 856 of the Iowa Business Corporation Act ("Iowa BCA") empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney's fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceedings, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Restated and Amended Articles of Incorporation provide that the Registrant shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Iowa law.

     Section 832 of the Iowa BCA permits an Iowa corporation to include in its articles of incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Restated and Amended Articles of Incorporation include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 16. EXHIBITS

     (a) Exhibits. The following exhibits are filed herewith or incorporated by reference as indicated. Exhibit numbers refer to Item 601 of Regulation S-K.

          5.1*      Opinion of D'Ancona & Pflaum LLC

          10.1* Securities Purchase Agreement, dated as of November 28, 2000, between the Company and Elder Court, LLC

          10.2* Registration Rights Agreement, dated as of November 28, 2000, between the Company and Elder Court, LLC

          10.3* Debenture, dated as of November 28, 2000, issued to Elder Court, LLC

          10.4* Common Stock Purchase Warrant, dated November 28, 2000, issued to Elder Court, LLC

          10.5* Common Stock Purchase Warrant, dated November 28, 2000, issued to Roth Capital Partners, Inc.

          10.6* Common Stock Purchase Warrant, dated November 28, 2000, issued to Carbon Mesa Partners, LLC


          23.1*     Consent of KPMG LLP


          23.2*     Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1)

          24.1* Powers of Attorney (provided in Signature section of Registration Statement as previously filed)

               All exhibits denoted with the "*" were previously filed with the Pre-Effective Amendment No. 2 to Form S-3 on April 4, 2001, the Pre-Effective Amendment No. 1 to Form S-3 on March 1, 2001, or the Form S-3 filed on December 29, 2000.



ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 24th day of April, 2001.


                           Microware Systems Corporation



                           By: /s/ George E. Leonard
                              -------------------------------------------------
                                   George E. Leonard,
                                   Executive Vice President, Chief Financial
                                   Officer, Chief Operating Officer, Treasurer,
                                   and Secretary (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

     SIGNATURE                     TITLE                               DATE
     ---------                     -----                               ----


*                          Chairman, President                    April 24, 2001
----------------------     and Chief Executive
Kenneth B.  Kaplan         Officer (Principal Executive
                           Officer)



/s/ George E. Leonard      Director, Executive Vice               April 24, 2001
----------------------     President, Chief Financial Officer,
George E. Leonard          Chief Operating Officer, Treasurer
                           and Secretary (Principal
                           Financial Officer)

*                          Chief Accounting Officer,             April 24, 2001
----------------------     Controller and Assistant
Beth E.  Law               Treasurer (Principal Accounting
                           Officer)



*                          Director                              April 24, 2001
----------------------
Arthur Don



*                          Director                              April 24, 2001
----------------------
Daniel P.  Howell



*                          Director                              April 24, 2001
----------------------
Robert A.  Peiser



*                          Director                              April 24, 2001
----------------------
Dennis E.  Young



* By: George E. Leonard,
      ------------------------
      Attorney in fact



                                       22